                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for use of the Commission only
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under to Rule 14A-11(c) or Rule 14a-12


                                i3 MOBILE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------
                                i3 MOBILE, INC.
                                181 HARBOR DRIVE
                          STAMFORD, CONNECTICUT 06902


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 23, 2001

To the Stockholders of i3 Mobile, Inc.:

     We are holding the annual meeting of stockholders of i3 Mobile, Inc. on May 23, 2001. The meeting will be held at the Sony Wonder Technology Lab Theater, 550 Madison Avenue, New York, New York at 9:00 a.m. local time.

     The meeting will be held for the following purposes:

     1. To consider and act upon a proposal to amend our Certificate of Incorporation to include provisions relating to the adoption of a classified Board of Directors, such amendment having been approved by the Board of Directors (Proposal 1);

     2. To elect three Class I directors to serve until our 2002 annual meeting, two Class II directors to serve until our 2003 annual meeting and three Class III directors to serve until our 2004 annual meeting (Proposal 2);

     3. To consider and act upon a proposal to amend our 2000 Stock Incentive Plan (a) to increase the number of shares of our common stock available for issuance under the plan and (b) to increase the maximum number of shares issuable to any one individual during any one year under the plan, such amendments having been approved by the Board of Directors (Proposal 3);

     4. To consider and act upon a proposal to ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as our independent auditors for fiscal 2001 (Proposal 4); and

     5. To transact such other business as may properly come before the meeting or any and all adjournments thereof.

     Our Board of Directors has fixed the close of business on March 30, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any and all adjournments thereof. Consequently, only the holders of record of our common stock at the close of business on March 30, 2001 are entitled to notice of and to vote at the meeting and at any and all adjournments thereof.


     Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card, and return it promptly in the enclosed envelope to ensure your representation at the meeting.



     You may view our proxy material at http://www.i3mobile.com. You are cordially invited to attend the meeting and, if you do so, you may personally vote, regardless of whether you have signed a proxy.


                                          By Order of the Board of Directors

                                          ALAN KATZMAN
                                          Secretary

Stamford, Connecticut

April 19, 2001
                                i3 MOBILE, INC.
                                181 HARBOR DRIVE
                          STAMFORD, CONNECTICUT 06902


                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

     This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of i3 Mobile, Inc., to be used at the annual meeting of stockholders of i3 Mobile, Inc. to be held on Wednesday, May 23, 2001, at 9:00 a.m. local time, at the Sony Wonder Technology Lab Theater, 550 Madison Avenue, New York, New York, and at any and all adjournments thereof. This proxy statement and the accompanying proxy card are first being mailed to the holders of record of our common stock on or about April 18, 2001.

     Stockholders represented at the meeting will consider and vote upon:

          (i) a proposal to amend our Certificate of Incorporation to include provisions relating to the adoption of a classified Board of Directors;

          (ii) the election of three Class I directors to serve until our 2002 annual meeting, two Class II directors to serve until our 2003 annual meeting and three Class III directors to serve until our 2004 annual meeting;

          (iii) a proposal to amend our 2000 Stock Incentive Plan (a) to increase the number of shares of our common stock available for issuance under the plan and (b) to increase the maximum number of shares issuable to any one individual during any one year under the plan;

          (iv) a proposal to ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as our independent auditors for fiscal 2001; and

          (v) such other business as may properly come before the meeting or any and all adjournments thereof.

     We are not aware of any other business to be presented for consideration at the meeting.

                       VOTING AND SOLICITATION OF PROXIES

     Only stockholders of record at the close of business on March 30, 2001 are entitled to vote at the meeting. As of the record date, 22,846,815 shares of common stock were outstanding. For each proposal submitted for stockholder consideration at the meeting, each common stockholder is entitled to one vote for each share of common stock held of record on March 30, 2001. The presence, in person or by proxy, of the holders of a majority of the shares of common stock entitled to vote at the meeting is necessary to constitute a quorum for the conduct of business at the meeting. The election of each nominee for director requires the approval of a plurality of the total number of votes cast. Abstentions will be considered shares present for purposes of determining whether a quorum is present at the meeting and, therefore, will have the same legal effect as a vote against a motion presented at the meeting. Broker non-votes will be considered as shares not entitled to vote and will, therefore, not be considered in the tabulation of votes.

     All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the meeting in accordance with the directions on the proxies. A proxy may be revoked at any time prior to final tabulation of the votes at the meeting. Stockholders may revoke proxies by written notice to our General Counsel, by delivery of a proxy bearing a later date or by personally appearing at the meeting and casting a contrary vote. If no direction is indicated, the shares represented by properly executed proxies will be voted in favor of the Board of Director's nominees for director, as listed in this proxy statement and in favor of the other proposals listed in this proxy statement. The persons named in the proxies will also have discretionary authority to vote all proxies with respect to any additional matters that are properly presented for action at the meeting. Each of the executive officers and directors has indicated his intent to vote all shares of common stock owned or controlled by him in favor of each item set forth herein.

     The proxy solicitation is made by and on behalf of the Board of Directors. Solicitation of proxies for use at the meeting may be made in person or by mail, telephone or telegram, by our officers and regular employees. Such persons will receive no additional compensation for any solicitation activities. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. We will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders.

                                   PROPOSAL 1

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
               TO INCLUDE PROVISIONS RELATING TO THE ADOPTION OF
                        A CLASSIFIED BOARD OF DIRECTORS.

     The Board of Directors, by resolution adopted on April 2, 2001, unanimously approved and recommended for approval by our stockholders an amendment to our Certificate of Incorporation that would establish a classified board of directors.

     The classified board provisions are intended to promote management continuity and stability and to afford time and flexibility in responding to hostile tender offers. The classified board provisions have a number of related features that are intended to be approved as a whole, rather than in their constituent parts, in order to meet these purposes. A copy of the proposed amendment to our Certificate of Incorporation is attached as Appendix A.

DESCRIPTION OF CLASSIFIED BOARD PROVISIONS

     The following discussion analyzes the constituent parts of the classified board provisions.

ESTABLISHMENT OF CLASSIFIED BOARD OF DIRECTORS -- REMOVAL OF DIRECTORS ONLY FOR CAUSE

     The classified board provisions of the Certificate of Incorporation would divide the Board into three classes of directors, namely, Class I, Class II and Class III, with three directors in each class, and with each class to be elected for a three-year term on a staggered basis. Insofar as only eight (8) directors are being proposed for election to the Board of Directors and our bylaws provide for a maximum of nine (9) directors, each of Class I and III would be comprised of three (3) directors, and Class II would be comprised of two (2) directors and have one vacancy. Following the interim arrangement described below in "Implementation of Classified Board Provisions," the directors of each class will serve three-year terms, and the term of one class will expire each year. Under the amended Certificate of Incorporation, stockholders would only be permitted to remove directors for cause.

     Under our current Certificate of Incorporation and bylaws, the directors hold office until the next annual meeting and until their successors are elected or qualified, or until their earlier death, resignation or removal. Delaware corporate law provides that where a corporation's board of directors is not classified, any director or the entire board of directors may be removed, with or without cause, by a majority of the shares then entitled to vote in an election of directors.

     Delaware corporate law provides that a corporation's certificate of incorporation may provide that the directors be divided into up to three classes with each class to be initially elected for a period of one, two or three years, as appropriate. Delaware corporate law further provides that, unless the corporation's certificate of incorporation specifically provides otherwise, if a corporation has a classified board, then the directors of the corporation may only be removed by the stockholders for cause. The proposed amended Certificate of Incorporation will not have a provision allowing removal of directors other than for cause.

SIZE OF THE BOARD OF DIRECTORS

     As part of the classified board provisions, the Certificate of Incorporation will provide that the number of directors shall be fixed from time to time exclusively by resolution passed by a majority of the entire Board of Directors, which in no event shall cause the term of any incumbent director to be shortened or cause a decrease in the number of classes of directors except as required by law.

     Delaware law provides that the board of directors of a corporation shall consist of one or more members, which number shall be fixed in a manner provided by the bylaws of the corporation, unless the corporation's certificate of incorporation fixes the number of directors, in which case a change in the number of directors may be made only by amendment to the certificate of incorporation.


REQUIREMENT THAT VACANCIES IN THE BOARD OF DIRECTORS BE FILLED SOLELY BY THE VOTE OF A MAJORITY OF DIRECTORS THEN IN OFFICE


     As part of the classified board provisions, the amended Certificate of Incorporation would require that any vacancies and newly created directorships shall be filled exclusively by vote of a majority of the directors then in office or the sole remaining director. Any director so elected by the Board of Directors to fill a vacancy would become a member of the same class as the director he or she succeeds and would hold office for the remainder of the term of that class of director and until his or her successor shall have been elected and qualified.

     Currently, under Delaware law and our bylaws, any vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by the vote of a majority of the directors then in office, though less than a quorum, or the sole remaining director or the stockholders at the next annual meeting thereof.


REQUIREMENTS TO AMEND OR REPEAL ANY OF THE FOREGOING AMENDMENTS


     Under Delaware corporate law, the power to amend, alter or repeal provisions of a corporation's certificate of incorporation requires the approval of both the board of directors and the holders of a majority of the voting power of shares entitled to vote thereon. A corporation may provide in its certificate of incorporation, however, for a higher percentage vote than is otherwise required by law for any corporate action. Once such a supermajority provision is adopted, Delaware corporate law requires an equally large supermajority vote to amend, alter or repeal the provision. The proposed amendment to the Certificate of Incorporation provides that, in addition to any requirements of law and any other provision of the Certificate of Incorporation, the affirmative vote of the holders of two-thirds or more of the combined voting power of our outstanding voting stock shall be required to amend, alter or repeal, or adopt any provision inconsistent with, the classified board provisions.


IMPLEMENTATION OF CLASSIFIED BOARD PROVISIONS; DESIGNATION OF DIRECTORS TO
CLASSES


     If the stockholders approve these classified board provisions as proposed, we would file a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State incorporating the provisions set forth in Appendix A.

     In order to place the classes of directors on a staggered basis for purposes of annual elections, the directors in Classes I and II would initially hold office for one and two-year terms, respectively. The directors in Class I, who will initially serve a one-year term, will be eligible for re-election to a full three-year term at the annual meeting of stockholders to be held in 2002. The directors in Class II, who will initially serve two-year terms, will be eligible for re-election for full three-year terms at the annual meeting of stockholders to be held in 2003. The directors in Class III, who initially serve full three-year terms, will be eligible for re-election for new three-year terms at the annual meeting of stockholders to be held in 2004. Thus, after the meeting to which this proxy statement relates, stockholders will elect approximately one-third of the directors at each annual meeting of stockholders. Each director will serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

     If the classified board provisions are adopted and all of the Board of Directors' nominees are elected, then Robert M. Unnold, W. Peter Daniels and Donald Ohlmeyer will serve in the first class of directors (Class I) who will initially hold a one-year term; Matthew J. Stover and James A. Johnson will serve in the second class of directors (Class II) who will initially hold a two-year term; and John A. Lack, J. William Grimes and Stephen G. Maloney will serve in the third class of directors (Class III) who will initially hold a full three-year term.

CONFORMING AMENDMENTS TO OUR BYLAWS

     Under Delaware corporate law, the board of directors may amend the bylaws of a corporation if they are authorized to do so by the corporation's certificate of incorporation. Our existing Certificate of Incorporation provides that our Board of Directors has the authority to amend the bylaws. If the classified board provisions are adopted, the Board of Directors intends to make revisions to our bylaws to make them consistent with the provisions that will be contained in the amended Certificate of Incorporation.


OBJECTIVES AND POTENTIAL EFFECTS OF A CLASSIFIED BOARD OF DIRECTORS


     The Board of Directors believes that dividing the directors into three classes and providing that directors will serve three-year terms rather than one-year terms is in the best interest of our company and our stockholders because it should enhance the continuity and stability of our directors and the policies formulated by the Board of Directors. At any given time, at least two-thirds of the directors will have at least one year of experience as directors of our company and with our business affairs and operations. New directors would therefore be given an opportunity to become familiar with our affairs and to benefit from the experience of co-members of the Board of Directors who have served for longer than one-year terms. Although the Board of Directors believes we have not experienced problems with continuity and stability of leadership and policy during our existence, we hope to avoid these problems in the future. The Board of Directors also believes that classification will enhance our ability to attract and retain well qualified individuals who are able to commit the time and resources to understand our company and our business affairs and operations. The continuity and quality of leadership that results from a classified Board of Directors should, in the opinion of the Board of Directors, promote the long-term value of our company.

     The Board of Directors also believes that the classified board provisions are in the best interests of our company and our stockholders because these provisions should, if adopted, reduce the possibility that a third party could effect a sudden or surprise change in control of the Board of Directors. With stockholder approval, many companies have established classified boards of directors for this purpose. At least two annual meetings of stockholders, rather than one, would be required to effect a change in a majority of Board of Directors members. The delay afforded by the classified board provisions would help to ensure that the Board of Directors, if confronted by a hostile tender offer, proxy contest or other surprise proposal from a third party who has acquired a block of our common stock, will have sufficient time to review the proposal and appropriate alternatives to the proposal, and to act in a manner which it believes to be in the best interest of our company and our stockholders.

     If a potential acquirer were to purchase a significant or controlling interest in our company, the acquirer could, if the Board of Directors is not classified, quickly obtain control of the Board of Directors and thereby remove our management, which could severely curtail our ability to negotiate effectively with the potential acquirer on behalf of all other stockholders. The threat of quickly obtaining control of the Board of Directors could deprive the Board of Directors of the time and information necessary to evaluate the proposal, to study alternative proposals, and to help ensure that the best price is obtained in any transaction involving our company which may ultimately be undertaken. The proposed classification of the Board of Directors is designed to reduce the vulnerability of our company to an unsolicited takeover proposal, particularly a proposal that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our company.

     The classified board provisions do not provide for the removal of directors "without cause" for several reasons. First, allowing stockholders to remove a director without cause could be used to subvert the protections afforded by the creation of a classified Board of Directors. One method employed by takeover bidders to obtain control of a board of directors is to acquire a significant percentage of a corporation's outstanding shares through a tender offer or open market purchases and to use the voting power of those shares to remove the incumbent directors and replace them with nominees chosen by the takeover bidder, who would be more willing to approve the terms of a merger or other business combination on terms less favorable to the other stockholders of our company than those which would have been approved by the removed directors. Requiring cause in order to remove a director precludes the use of this strategy, thereby encouraging potential takeover bidders to obtain the cooperation of the existing Board of Directors before attempting a takeover. Thus, the absence of a provision allowing stockholders to remove a director without cause is consistent with, and supportive of, the concept of a classified board in its intended effect of moderating the pace of a change in the Board of Directors. Second, the Board of Directors believes that the classified board provisions will properly condition a director's continued service upon his or her ability to serve rather than his or her position relative to a dominant stockholder.

     Prohibiting a stockholder or group of stockholders with less than two-thirds of the outstanding voting stock from amending or repealing the classified board provisions is an essential part of the overall structure being proposed to encourage individuals or groups who desire to propose takeover bids or similar transactions to negotiate with the Board of Directors. This provision prevents a stockholder with a majority of the voting power of our common stock from subverting the requirements of the classified board provisions or any of them by repealing them with the vote of a simple majority.

     In sum, the classified board provisions are intended, in part, to encourage persons seeking to acquire control of our company to initiate an acquisition through arm's-length negotiations with the Board of Directors. The classified board provisions would not prevent a negotiated acquisition of our company with the cooperation of the Board of Directors, and a negotiated acquisition could be structured in a manner that would shift control of the Board of Directors to representatives of the acquirer as part of the transaction.


POTENTIAL DISADVANTAGES OF CLASSIFIED BOARD OF DIRECTORS PROVISIONS


     The constituent parts of the classified board provisions will operate in complementary fashion, as intended, to generally delay, deter or impede changes in control of the Board of Directors or the approval of certain stockholder proposals which would have the effect of facilitating changes in control of the Board of Directors, even if the holders of a majority of the common stock may believe the change or actions would be in their best interests. For example, classifying the Board of Directors would operate to increase the amount of time required for new stockholders to obtain control of our company without the cooperation or approval of the incumbent Board of Directors, even if the new stockholders hold or acquire a majority of the voting power. Elimination of the right of stockholders to remove directors without cause may make the removal of any director more difficult (unless cause is readily apparent), even if a majority of stockholders believe removal to be in their best interest. Requiring a two-thirds vote of stockholders to amend or repeal the classified board provisions could, in effect, give minority stockholders the ability to veto the amendment or repeal of the classified board provisions, even if otherwise approved by a majority of stockholders. As a result, there is an increased likelihood that the classified board provisions could have the effect of making it easier for directors to remain in office for reasons relating to their own self interest, and since the Board of Directors has the power to retain and discharge management, also have the effect of making it easier for management to remain in office for reasons relating to their own self interest.

     Additionally, one of the effects of the classified board provisions may be to discourage certain tender offers and other attempts to change control of our company, even though stockholders might feel those attempts would be beneficial to them or to us. Because tender offers for control usually involve a purchase price higher than the prevailing market price, the classified board provisions may have the effect of preventing or delaying a bid for our shares which could be beneficial to us and our stockholders.

     Even though the adoption of the classified board provisions may have these potential disadvantages, the Board of Directors nevertheless believes that the various protections afforded to the stockholders that will result from the adoption of the classified board provisions will outweigh the potential disadvantages.

     At this time the Board of Directors knows of no offer to acquire control of our company, nor does it know of any effort to remove any director, either for cause or without cause.

REQUIRED VOTE

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING WILL BE REQUIRED TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION. BROKER NON-VOTES AND ABSTENTIONS ARE NOT TREATED AS VOTES CAST FOR THIS PURPOSE AND HAVE NO EFFECT ON THE OUTCOME OF THE VOTE.

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS.

                                   PROPOSAL 2

                             ELECTION OF DIRECTORS

     Eight (8) directors will be elected at the meeting. The nominees proposed by the Board of Directors are listed below. The Board of Directors will be classified into three groups of directors that serve staggered terms of three years each. At the annual meeting, in accordance with amended Certificate of Incorporation and bylaws, three (3) persons are to be elected to the Board of Directors as Class I directors to hold office until 2002, two (2) persons are to be elected to the Board of Directors as Class II directors to hold office until 2003, and three (3) persons are to be elected to the Board of Directors as Class III directors to hold office until 2004. The directors will hold office until the stockholder meeting where their successors are duly elected and qualified.

     The term of directorships are staggered as to expiration date, such that each year approximately one-third of the directors are subject to re-election. Vacancies may be filled by a majority vote of the directors then remaining in office, and newly created directorships resulting from any increase in the number of authorized directors may be filled only by election at an annual meeting or at a special meeting of stockholders called for that purpose.

     Proxies not marked to the contrary will be voted "FOR" the election to the Board of Directors of each nominee. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the current directors. Each of the following incumbent directors has consented to be named a nominee in this proxy statement and to serve as a director if elected:

                               CLASS I DIRECTORS

                                                              DIRECTOR
NAME AND AGE                                                   SINCE
------------                                                  --------
Robert M. Unnold, age 53....................................    1991

     Mr. Unnold has been the Vice-Chairman of the Board of Directors since November 20, 2000. Prior thereto, he was our Chairman of the Board of Directors from September 1999 and a director since 1991. Mr. Unnold co-founded our company with Stephen G. Maloney in 1991 and served as our Chief Executive Officer from such time until September 1999. From 1989 until 1991 he served as a General Manager for Bell

South/Mobilecomm for the New York market. Mr. Unnold also founded Mincron SBC Corporation, a software company, of which he was President from 1979 to 1989 and a director from 1979 until its sale in 1999.

                                                              DIRECTOR
NAME AND AGE                                                   SINCE
------------                                                  --------
W. Peter Daniels, age 46....................................    1991


     Mr. Daniels was elected a director of i3 Mobile in July 1991. Since November 1999, Mr. Daniels has been the President and Chief Executive Officer of Southampton Hospital in Southampton, New York. From January 1995 until November 1999, Mr. Daniels was the Chief Operating Officer of Winthrop University Hospital in Mineola, New York.


                                                              DIRECTOR
NAME AND AGE                                                   SINCE
------------                                                  --------
Donald Ohlmeyer, age 56.....................................      --


     Mr. Ohlmeyer is presently retired. From March 2000 to March 2001, Mr. Ohlmeyer was the Executive Producer of ABC Monday Night Football with ABC, Inc. Mr. Ohlmeyer served as President, NBC West Coast, from February 1993 to February 2000 where he oversaw the activities of all of NBC's entertainment-related businesses, including NBC Entertainment, NBC Studios and NBC Enterprises. In 1982, he founded Ohlmeyer Communications Company, an advertising, marketing and television consulting firm that was sold to NBC in 1994. Mr. Ohlmeyer originally joined NBC as executive producer of sports in 1977, from ABC where he had served as producer and director of three Olympic broadcasts, produced ABC Monday Night Football and worked extensively on ABC Wide World of Sports. He has been honored with 15 Emmys, including one for Special Bulletin, which was broadcast on the NBC Television Network and named Outstanding Drama Special for the 1982-83 season. Mr. Ohlmeyer is a member of the Board of Directors of WINK Communications.


                               CLASS II DIRECTORS

                                                              DIRECTOR
NAME AND AGE                                                   SINCE
------------                                                  --------
Matthew J. Stover, age 45...................................    2000


     Mr. Stover was appointed to the Board of Directors in July 2000. Since May 2000, Mr. Stover has been the President, Chief Executive Officer and a director of edu.com, a marketing services company that facilitates partnerships and commerce among colleges and universities and Fortune 500 companies. From January 2000 to April 2000, he was the Chairman of LKM Ventures, an investment management and advisory firm. From January 1994 to December 1999, he was the Group President of Directory Services for Bell Atlantic Corporation and its predecessor, NYNEX Information Services. Mr. Stover is also a director of Clickmarks.com, a trustee for the Committee for Economic Development and a former director of Infoseek Corporation.


                                                              DIRECTOR
NAME AND AGE                                                   SINCE
------------                                                  --------
James A. Johnson, age 62....................................    1998

     Mr. Johnson was elected a director of our company in August 1998. Since 1987, Mr. Johnson has been a managing general partner of Apex Investment Partners, a Chicago-based venture capital firm, which he co-founded in 1987. Prior to 1987, he was one of the three founding partners of Knightsbridge Partners, a private investment firm. Previously, Mr. Johnson was associated with Beatrice Foods, serving in a number of positions, including Chief Financial Officer of the parent corporation and Senior Vice President of the US Foods operating subsidiary. Mr. Johnson currently serves on the board of directors of White Cap Industries, Inc., a retailer to professional contractors, and a number of private companies.

                              CLASS III DIRECTORS

                                                              DIRECTOR
NAME AND AGE                                                   SINCE
------------                                                  --------
John A. Lack, age 56........................................    2000


     Mr. Lack joined our company on November 20, 2000 as our President, Chief Executive Officer and a director. From January 2000 to November 2000, he was President of Digitar, Inc., a consulting firm to the media and telecommunications industries. From May 1998 to December 1999, he served as Chief Operating Officer of STREAM, Telecom Italia's digital content and pay television company. From March 1996 to April 1998, he was the Chief Executive Officer of a joint venture between Acclaim Entertainment, Inc. and Tele-Communications, Inc. for the creation of animated game channels. Mr. Lack served as an Executive Vice President of ESPN, Inc. from 1994 to 1996. In his career, Mr. Lack has compiled over thirty years experience in the communications and entertainment industries, most notably as a creator of MTV, The Movie Channel, Nickelodeon and ESPN-2.



                                                              DIRECTOR
NAME AND AGE                                                   SINCE
------------                                                  --------
Stephen G. Maloney, age 44..................................    1991


     Mr. Maloney has served as our Chairman of the Board of Directors and Chief Strategist since November 20, 2000. Prior thereto, he was our Chief Executive Officer from September 1999 and our President and a director since he co-founded our company with Mr. Unnold in 1991. From February 1987 to April 1994, Mr. Maloney was Senior Vice President for Operations of Our Lady of Mercy Medical Center, a teaching hospital located in the Bronx, New York. Prior to that, from February 1984 until January 1987, he served as a Vice President of Misericordia Medical Center. In March 2001, Mr. Maloney was appointed to serve on the board of directors of the Connecticut Development Authority.

                                                              DIRECTOR
NAME AND AGE                                                   SINCE
------------                                                  --------
J. William Grimes, age 59...................................    1999

     Mr. Grimes was elected a director of our company in February 1999. Since 1996, Mr. Grimes has been a Member of BG Media Investors LLC, a company he founded. BG Media Investors LLC is a private equity capital firm specializing in investments in media and telecommunications companies. From 1994 until 1996, Mr. Grimes was the Chief Executive Officer of Zenith Media, a media services agency. From 1991 until 1993, he served as Chief Executive Officer of Multimedia, Inc., a diversified media company that merged into Gannett Co., Inc. in 1995. From 1988 through 1991, Mr. Grimes was President and Chief Executive Officer of Univision Holdings, Inc., the largest Spanish language media company in the United States. From 1982 through 1988, Mr. Grimes was President and Chief Executive Officer of ESPN, Inc. Mr. Grimes serves on the board of directors of InterVU, Inc. and is an Executive Director of the New School University's "Media Management Program."

     There is no family relationship between any of our directors and executive officers. The directors serve until the annual meeting in the year in which directors of the same class are being voted upon and until their respective successors are elected and qualified. Officers serve at the discretion of the Board of Directors.

REQUIRED VOTE

     THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING WILL BE REQUIRED FOR THE ELECTION OF DIRECTORS. BROKER NON-VOTES AND ABSTENTIONS ARE NOT TREATED AS VOTES CAST FOR THIS PURPOSE AND HAVE NO EFFECT ON THE OUTCOME OF THE VOTE.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held nine (9) meetings during the fiscal year ended December 31, 2000. All other business of the Board of Directors was transacted through written consents of corporate actions. During fiscal 2000, the Board of Directors had three committees: the Audit Committee, the Executive Committee and the Compensation Committee. During fiscal 2000, all directors attended 75% or more of the Board of Directors meetings and meetings of committees on which they served. One current member of the Board of Directors, Donald Christino, will not stand for re-election. Kerry J. Dale, a director since 1996, resigned from the Board of Directors effective February 2, 2001.

     During fiscal 2000, the Audit Committee was comprised of Messrs. Dale, Daniels and Johnson. The Audit Committee held three (3) meetings during fiscal 2000, and all members attended all of the meetings. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as Appendix B. The Audit Committee provides assistance to the directors in fulfilling their responsibilities to the stockholders, potential stockholders and investment community relating to the oversight and monitoring of corporate accounting and our reporting practices, as well as the quality and integrity of our financial reports. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Board of Directors, the independent auditors and our financial management. Specifically, the Audit Committee is responsible for financial reporting and related financial information, external and internal audit processes (including the recommendation of our independent public accountants) and internal control and compliance matters. The members of the Audit Committee are independent as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards.

     During fiscal 2000, the Compensation Committee was comprised of Messrs. Grimes, Dale and Maloney. For fiscal 2001, the Compensation Committee will be comprised of Messrs. Maloney, Grimes, Lack and Stover. The Compensation Committee recommends, reviews and oversees the salaries, benefits and stock options for our employees, directors and other individuals compensated by us. The Compensation Committee also administers our incentive compensation and benefit plans. The Compensation Committee reports to the Board of Directors. The Compensation Committee held three (3) meetings during fiscal 2000, and all members attended all of the meetings.

     During fiscal 2000, the Executive Committee was comprised of Messrs. Grimes, Lack and Maloney. The Executive Committee was formed during the fiscal year by order of the Board of Directors and acts from time to time on behalf of the Board of Directors in managing the business and affairs of our company (except as limited by Delaware law or our bylaws) and is delegated certain assignments and functions by the Board of Directors. The Executive Committee held three (3) meetings during fiscal 2000, and all members attended all of the meetings.

BOARD OF DIRECTORS COMPOSITION

     Our Board of Directors currently consists of eight (8) individuals. Each director was elected for a one-year term at our 2000 annual meeting of stockholders and serves until the next annual meeting or until his successor is duly elected and qualified.

DIRECTOR COMPENSATION

     The Board of Directors adopted the Directors Compensation Program in July 2000. Under the Directors Compensation Program, which is managed by the Compensation Committee and administered by our President and Secretary, directors are eligible to participate in our 2000 Stock Incentive Plan in accordance with the Directors Compensation Program. Each individual non-employee director who first serves after the adoption of the Directors Compensation Program will receive a fully-vested option to purchase 20,000 shares of our common stock. Upon election or re-election to the board, each director will receive an option to purchase 10,000 shares. This annual option grant will vest 25% immediately and 25% during each of the following three calendar quarters. Director appointments made mid-term will receive such option on a quarterly pro rata basis. If a director ceases to serve as a director for any reason, all vested options are exercisable within 90 days of the termination date.

                                   PROPOSAL 3

                     AMENDMENT TO 2000 STOCK INCENTIVE PLAN

     Our Board of Directors proposes that you approve an amendment to our 2000 Stock Incentive Plan (a) to increase the number of shares of our common stock available for issuance under the plan and (b) to increase the maximum number of shares issuable to any one individual during any one year under the plan. Our Board of Directors unanimously approved the amendments, subject to stockholder approval, by resolutions adopted as of November 19, 2000 and April 2, 2001.

     The Board has proposed that the number of shares issuable pursuant to the 2000 Stock Incentive Plan be increased to 2,865,645 shares of our common stock and the maximum number of shares of common stock that may be granted during any one fiscal year to any one individual be increased to 750,000. Currently, the plan authorizes options to purchase up to 1,250,000 shares in the aggregate and up to 300,000 to any one individual. The Board believes that such amendments will provide management with greater flexibility in attracting, retaining and motivating our employees through equity based compensation and to provide those individuals with additional incentive to manage the company effectively and to contribute to its success. The Board of Directors anticipates that these additional common shares will cover the option grants that we may make through 2002.

REQUIRED VOTE

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING WILL BE REQUIRED TO RATIFY THE BOARD OF DIRECTOR'S AMENDMENT TO THE PLAN. BROKER NON-VOTES AND ABSTENTIONS ARE NOT TREATED AS VOTES CAST FOR THIS PURPOSE AND HAVE NO EFFECT ON THE OUTCOME OF THE VOTE.

     THE COMPENSATION COMMITTEE AND THE BOARD RECOMMEND THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN.

     The following is a fair and complete summary of the plan. This summary is qualified in its entirety by reference to the full text of the plan, as marked to show amendments made by the Board of Directors subject to stockholder ratification, which appears as Appendix C to this document.

2000 STOCK INCENTIVE PLAN

     We adopted the 2000 Stock Incentive Plan on February 9, 2000. The plan provides for grants of options to our designated employees, officers, directors and consultants.

     GENERAL. The 2000 Stock Incentive Plan, as originally adopted, authorized options to purchase up to 1,250,000 shares of our common stock. If options granted under the plan expire or are terminated for any reason without being exercised, the shares of common stock underlying such grant will again be available for grant under the plans.

     ADMINISTRATION OF THE PLAN. The Board of Directors administers and interprets the plan. The Board of Directors has the sole authority to determine the employees and officers and consultants to whom grants will be made under the plans; the type, size and terms of the grants to be made to each optionee and the time when the grants will be made, the vesting period and the duration of any applicable exercise or restriction period, including the criteria for vesting and to deal with any other matters arising under the plan.

     TYPES OF GRANTS. Grants under the plan may consist of options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, nonqualified stock options that are not intended to so qualify, stock appreciation rights and stock bonus awards. The plan also permits the grant of phantom stock awards, which are awards denominated in stock-equivalent units. These units are credited to a bookkeeping reserve account for accounting purposes and do not give the grantee any rights of a stockholder. The Board of Directors may settle phantom stock awards in cash and/or shares of our common stock.

     ELIGIBILITY FOR PARTICIPATION. Grants may be made to any of our employees, officers, directors and consultants. As of March 30, 2001, there were outstanding options to purchase 1,896,625 shares of our common stock granted under the plan at a weighted average exercise price of $4.50 per share. On March 30, 2001, the closing price of our shares on the Nasdaq National Market was $0.937 per share.

     The option exercise price will be determined by the Board of Directors and may be equal to or greater than the fair market value of a share of our common stock on the date of grant. The exercise price of an incentive stock option may be no less than the fair market value of a share of our common stock on the date of grant, and the exercise price of an incentive stock option granted to an employee who owns more than 10% of our common stock will be no less than 110% of the fair market value of a share of our common stock on the date of grant.

     The participant may pay the exercise price by certified or bank cashier's check, by the surrender and delivery to us of shares of our common stock having a fair market value equal to the purchase price of the stock issuable upon exercise of the options are being exercised or by delivery of a promissory note secured by a pledge of stock.

     The Board of Directors will determine the term of each option, except that the term of an incentive stock option may not exceed ten years, and incentive stock options granted to an employee who owns more than 10% of our common stock may not exceed five years from the date of grant.

     Under the 2000 Stock Incentive Plan, prior to the proposed amendment, options to purchase no more than 300,000 shares of our common stock may be granted during any one fiscal year to any one person.

     STOCK APPRECIATION RIGHTS. The Board of Directors may grant a right to receive a number of shares or, in the discretion of the Board of Directors, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Board of Directors. The Board of Directors may approve the grant of these stock appreciation rights related or unrelated to stock options. Upon exercise of a stock appreciation right that is related to a stock option grant, the holder of the related option will surrender the option for the number of shares as to which the stock appreciation right is exercised and will receive payment of an amount computed as provided in the stock appreciation right award.

     STOCK BONUS AWARDS. The Board of Directors may also award cash and/or shares of common stock to participants. These stock awards may be conditioned on the achievement of performance goals and/or continued employment with us through a specified period.

     AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors may terminate, amend or modify the plan or any portion thereof at any time provided, however, that the term of the plan may not be longer than ten years from its commencement date.

     TAX CONSEQUENCES. The following description of the tax consequences of awards under the plan is based on present federal tax laws and does not purport to be a complete description of the tax consequences of the plans. There are generally no federal tax consequences as to the optionee or to us upon the grant of an option. On the exercise of an incentive stock option, the optionee will not recognize any ordinary income, and we will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Internal Revenue Code. However, if the optionee disposes of shares acquired upon the exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and we will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares of common stock on the date of exercise over the option exercise price (or the gain on sale, if less); the remainder of any gain, and any loss, to the optionee will be treated as capital gain or loss to the optionee. On the exercise of a nonqualified stock option, the amount by which the fair market value of common stock on the date of the exercise exceeds the option exercise price will generally be taxable to the optionee as ordinary income and will generally be deductible for tax purposes by us. The disposition of shares acquired upon exercise of a non-qualified option, or an incentive stock option, if after the one year and two year periods described above, will generally result in capital gain or loss to the optionee but will have no tax consequences to us.

     SECTION 162(m). Under Section 162(m) of the Internal Revenue Code, we may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration would include amounts received upon the exercise of stock options. An exception exists, however, for "performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by the stockholders that meets certain requirements. Our stockholders have previously approved the plan, and it is intended that grants of options thereunder meet the requirements of "performance-based compensation" or are eligible for transitional relief for a limited period following the offering.

                                   PROPOSAL 4

                       RATIFICATION OF THE APPOINTMENT OF
                              INDEPENDENT AUDITORS


     Upon the recommendation of the Audit Committee of the Board of Directors, none of whose members is one of our officers, our Board of Directors has selected the firm of PricewaterhouseCoopers LLP, as independent auditors, for our fiscal year ending December 31, 2001, subject to ratification by the stockholders. PricewaterhouseCoopers LLP served as our independent auditors during fiscal 2000. If the appointment of the firm of PricewaterhouseCoopers LLP is not approved or if that firm shall decline to act or their employment is otherwise discontinued, the Board of Directors will appoint other independent auditors. Representatives of PricewaterhouseCoopers LLP will be present at the meeting, will be afforded an opportunity to make a statement and will be available to respond to inquiries from stockholders.



                      FEES CHARGED BY INDEPENDENT AUDITORS



AUDIT FEES



     Fees paid to PricewaterhouseCoopers LLP for audit services and reviews of the financial statements included in our Forms 10-Q for fiscal 2000 were $180,600.



FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES



     None.



ALL OTHER FEES



     All other fees billed by PricewaterhouseCoopers LLP for services rendered to us for fiscal 2000 totalled $68,900, which represented fees for tax planning and tax consulting services.


REQUIRED VOTE

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING WILL BE REQUIRED FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001. BROKER NON-VOTES AND ABSTENTIONS ARE NOT TREATED AS VOTES CAST FOR THIS PURPOSE AND HAVE NO EFFECT ON THE OUTCOME OF THE VOTE.

     THE AUDIT COMMITTEE AND THE BOARD RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding ownership of our common stock as of March 30, 2001 by each person known to us to own beneficially more than 5% of our outstanding common stock, by each person who is a director or nominee, by each of our executive officers named in the Summary Compensation Table and by all of our directors and executive officers as a group.

     The information contained in the table was furnished by the persons listed therein. The calculations of the percentage of shares beneficially owned are based on 22,846,815 shares of common stock outstanding on March 30, 2001, plus, with respect to each such person the number of additional shares issuable upon exercise of outstanding warrants and options that are exercisable within sixty
(60) days of March 30, 2001. Unless otherwise indicated, the address of each stockholder is c/o i3 Mobile, Inc., 181 Harbor Drive, Stamford, Connecticut 06902.


                                                                             PERCENTAGE
                                                                             OF SHARES
                                                              NUMBER OF     BENEFICIALLY
NAME AND ADDRESS                                                SHARES         OWNED
----------------                                              ----------    ------------
John A. Lack................................................     140,000(1)        *
Stephen G. Maloney..........................................   1,489,166(2)      6.5
Robert M. Unnold............................................   2,181,208(3)      9.5
Donald F. Christino.........................................   1,088,229(4)      4.8
W. Peter Daniels............................................     228,500(5)        *
Michael P. Neuscheler.......................................      75,833(6)        *
Alan Katzman................................................      14,521(7)        *
Richard J. Rutkowski........................................      13,621(7)        *
James A. Johnson............................................     645,219(8)      2.8
  c/o Apex Management III, LLC
  233 Wacker Drive, Suite 900
  Chicago, IL 60606
J. William Grimes...........................................   4,829,100(9)     21.1
  c/o BG Media Investors L.P.
  400 Madison Avenue
  New York, NY 10017
Matthew J. Stover...........................................      25,700(10)        *
  c/o edu.com
  125 Lincoln Street
  Boston, MA 02111
Keystone Venture IV, L.P. ..................................   1,710,323(11)      7.3
  1601 Market Street
  Suite 2500
  Philadelphia, PA 19103
BG Media Investors L.P. ....................................   4,821,600        20.6
  400 Madison Avenue
  New York, NY 10017
Donald Ohlmeyer.............................................           0           *
  9920 Tower Lane
  Beverly Hills, CA 90210
All directors and executive officers as a group (18
  persons)..................................................  10,791,538        46.0

---------------
  *  Less than one (1%) percent.

 (1) Consists of shares of common stock issuable upon the exercise of stock options.

 (2) Includes 441,500 shares of common stock issued to Maloney GRAT, an entity controlled by Mr. Maloney, and options to purchase 17,500 shares of common stock.

 (3) Includes 2,000,000 shares of common stock issued to RMU Management LLC, an entity controlled by Mr. Unnold, 18,708 shares of common stock issuable upon the exercise of warrants at an exercise price of $3.50 per share held by Mr. Unnold as custodian for the benefit of his two minor children and options to purchase 17,500 shares of common stock.

 (4) Includes 100,000 shares of common stock issued to the Donald F. Christino 2000 Qualified GRAT, an entity controlled by Mr. Christino, a total of 6,000 shares owned by sisters of Mr. Christino, 15,429 shares of common stock issuable upon the exercise of warrants at an exercise price of $3.50 per share and options to purchase 7,500 shares of common stock.

 (5) Includes options to purchase 7,500 shares of common stock.

 (6) Includes options to purchase 70,833 shares of common stock.

 (7) Includes options to purchase 13,021 shares of common stock.

 (8) Consists of 421,500 shares of common stock and 216,219 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of $3.05 per share held by Apex Investment Fund III, L.P. and Apex Strategic Partners, LLC. Mr. Johnson is a director of i3 Mobile and President of Stellar Investment Co., the Managing Member of Apex Management Ill, LLC, which is the General Partner of Apex Investment Fund III, L.P. and the Managing Member of Apex Strategic Partners, LLC. Mr. Johnson disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes options to purchase 7,500 shares of common stock.

 (9) Consists of 4,821,600 shares of common stock held by BG Media Investors L.P. Mr. Grimes is a director of i3 Mobile and Managing Member of BG Media Investors LLC, the General Partner of BG Media Investors L.P. Mr. Grimes disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes options to purchase 7,500 shares of common stock.

(10) Includes options to purchase 25,000 shares of common stock.

(11) Includes 234,465 shares of common stock issuable upon the exercise of warrants at an exercise price of $3.00 per share and 350,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $3.50 per share.

                   COMPLIANCE WITH 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than ten percent of the common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5. Directors, executive officers and greater than ten percent stockholders are required to furnish us with copies of all such forms that they file.

     To our knowledge, based solely on the review of such forms furnished to us and written representations that no other reports are required, we believe that during fiscal 2000, our directors, executive officers and greater than ten percent stockholders complied with all applicable Section 16(a) filing requirements.

                               EXECUTIVE OFFICERS


     The names and ages of our executive officers as of April 19, 2001 are as follows:



EXECUTIVE OFFICERS                          AGE                         POSITION
------------------                          ---                         --------
John A. Lack..............................  56    President and Chief Executive Officer
Stephen G. Maloney........................  44    Chairman of the Board of Directors and Chief
                                                  Strategist
Michael P. Neuscheler.....................  40    Executive Vice President and Chief Financial Officer
John J. McMenamin.........................  46    Executive Vice President, Sales
Wes Trager................................  48    Senior Vice President and Chief Technology Officer
Bryan McCann..............................  43    Senior Vice President, Products and Services
Glen M. Morgan............................  43    Senior Vice President, Sales
Alan Katzman..............................  41    Vice President, Administration and General Counsel
Richard J. Rutkowski......................  49    Vice President, Systems and Technology
Michael Forbes............................  39    Vice President, Marketing
Jeffrey N. Klein..........................  51    Vice President
Larry Kelley..............................  34    Vice President, Engineering


     For a biographical summary of Messrs. Lack and Maloney, see "Election of Directors."

     MICHAEL P. NEUSCHELER has served as our Executive Vice President and Chief Financial Officer since January 2000. From June 1999 to December 1999, Mr. Neuscheler was Chief Financial Officer of International Telecommunications Data Systems, Inc., a provider of billing solutions to the wireless telecommunications industry. From January 1998 to June 1999, he was Vice President and Chief Financial Officer of Collegiate Health Care, Inc., a provider of management services to student health centers at colleges and universities. From May 1994 to December 1997, he was Executive Vice President and Chief Financial Officer of Professional Sports Care Management, Inc., a provider of outpatient orthopedic rehabilitation services. From 1982 to 1994, Mr. Neuscheler served in various capacities with Ernst & Young LLP. Mr. Neuscheler is a Certified Public Accountant.


     JOHN MCMENAMIN has served as our Executive Vice President, Sales since February 2001. From December 1999 to November 2000, Mr. McMenamin served in a similar capacity with NBC Internet, Inc. From June 1999 to December 1999, Mr. McMenamin served as Vice President General Manager of Sponsorship for iVillage.com. From August 1998 to June 1999, he served as an independent consultant to the media industry. From December 1997 to August 1998, Mr. McMenamin served as President and Chief Executive Officer of C3 Communications, Inc., an interactive media company. From 1991 through 1997, Mr. McMenamin served in various positions at TimeWarner/Turner and most recently held the position of President of Turner Private Networks.



     WES TRAGER has served as our Chief Technology Officer since December 2000. From April 1998 to December 2000 he served as Vice President of Engineering for Global Payment Technologies (GPT), a technology solutions provider for the gaming industry, and from November 1998 to November 2000 he served as technology chairman for the Gaming Manufacturers Association. From April 1997 to April 1998, he served as an independent consultant in the field of consumer product development. Additionally, from March 1993 to April 1997 he served as Vice President of Advanced Technologies for Acclaim Entertainment, where he was instrumental in creating innovative, award-winning motion capture technologies for the interactive video game and entertainment industries. This technology has earned top honors at technical conferences around the world, including SIGGRAPH
(USA), NICOGRAPH (Japan), IMAGINA (France), and LEAF (London).



     BRYAN MCCANN has served as our Senior Vice President, Products and Services since April 2001. From 1997 to April 2001, Mr. McCann held several different positions with Sprint PCS, including from August 2000 to April 2001 as Vice President, Wireless Data Services where he was responsible for product development and life cycle management for all mobile data services. From January 1999 to July 2000, he was Senior Director, Application Development and, from October 1997 to December 1998, he served as Director,

Client Services. From August 1995 to October 1997, Mr. McCann was Director of Customer Service and Telecommunications of Implant Innovations, Inc., a manufacturer and distributor of oral surgical products.


     GLEN M. MORGAN has served as our Senior Vice President, Sales since April 2001. From November 2000 to March 2001, Mr. Morgan served as the Executive Vice President Sales and Marketing for Wizion.com, Inc., a company that offers a broad range of voice-directed applications for enabling content, commerce, communications and customer service via the telephone. From June 2000 to November 2000, he held a similar position with GiantBear, Inc. Prior to that from May 1998 to June 2000, Mr. Morgan was Vice President of Sales for @mobile.com and from January 1992 and May 1998 he served as Director of Sales for Ericsson Wireless Communications Division.

     ALAN KATZMAN has served as our General Counsel since March 1999 and Vice President, Administration since March 2001. From April 1996 to February 1999, Mr. Katzman served as corporate counsel and business development executive to Corechange, Inc., a company that markets an e-business enterprise access framework. From January 1993 to January 1996, he served in similar capacities at Candle Corporation, an independent software vendor. Prior to that he served as in-house counsel to Allen Systems Group, Inc. and On-Line Software International, Inc., independent software vendors.

     RICHARD J. RUTKOWSKI has served as our Vice President of Technology and Systems since March 1999. From June 1996 to December 1998, Mr. Rutkowski was the Director of Software Systems Development at Gerber Coburn, Inc., a company that provides production equipment software systems for the ophthalmic industry. From January 1986 to May 1996, he served in a number of capacities at Pitney Bowes, Inc., a provider of fax and copier systems, business outsourcing and digital document management, including Director of Engineering -- Product Development, Engineering Manager -- Scale Based Products and Engineering Manager -- Systems.

     MICHAEL FORBES has served as our Vice President of Marketing since February 1999. From August 1996 until February 1999, Mr. Forbes was our Director of Marketing. Prior to joining us, from August 1989 to July 1996, Mr. Forbes worked for Columbia House Company, a direct retailer of various entertainment products in a number of capacities, including Creative Director for Columbia House's Video Club and Director of Sales Promotion for Columbia House's Music Club.


     JEFFREY N. KLEIN has served as a Vice President of our company since January 2001. Prior thereto, he was our Vice President of Research and Development from January 1999 to December 2000 and our Vice President of Technical Development from June 1992 to December 1998. From September 1989 to May 1992, Mr. Klein was President of Jeff Klein Aviation, a company that developed the Pilot Weather Service, the predecessor of i3 Mobile's Weather Alert Service.



     LARRY KELLEY has served as our Vice President, Engineering since April 2001. From March 1997 to April 2001, Mr. Kelley ran his own technology consulting firm, Lakeshore Software and Consulting. From January 1995 through March 1997, Mr. Kelley was Senior Manager, Motion Capture Studio for Acclaim Entertainment.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     The following table sets forth information for each of the fiscal years ended December 31, 2000, 1999 and 1998 concerning compensation of all individuals serving as our chief executive officer during the fiscal year ended December 31, 2000 and the four most highly compensated executive officers (other than CEO) who were employed by us during fiscal 2000:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                              ------------
                                                      ANNUAL COMPENSATION      SECURITIES
                                                     ---------------------     UNDERLYING
        NAME AND PRINCIPAL POSITION          YEAR    SALARY($)    BONUS($)      OPTIONS
        ---------------------------          ----    ---------    --------    ------------
John A. Lack...............................  2000      34,041      50,000       765,000(5)
  President and Chief Executive Officer(1)
Stephen G. Maloney.........................  2000     225,000      52,500
  Chairman of the Board of Directors(2)      1999     150,000      12,000
  and Chief Strategist                       1998     126,810       7,500        12,500(6)
Robert M. Unnold...........................  2000     175,000      52,500
  Vice-Chairman of the Board of
  Directors(3)                               1999     150,000      12,000
                                             1998     126,810       7,500        12,500(6)
Michael P. Neuscheler......................  2000     150,000           0       200,000(7)
  Executive Vice President and Chief
  Financial Officer
Alan Katzman...............................  2000     136,874           0        15,000(8)
  Vice President, Administration and
  General Counsel                            1999      99,479           0        23,500(9)
Richard Rutkowski..........................  2000     136,416           0         5,000(10)
  Vice President, Systems and Technology     1999      95,500           0        23,500(9)
Donald Rossi...............................  2000     125,000      68,750        25,000(11)
  Vice President, Sales(4)                   1999      33,333       3,750        50,000(12)

---------------
 (1) Mr. Lack was appointed President and Chief Executive Officer on November 20, 2000.

 (2) Mr. Maloney served as Chief Executive Officer from September 1999 and President from 1991 until November 20, 2000.

 (3) Mr. Unnold served as Chairman of the Board of Directors from September 1999 until November 20, 2000 and Chief Executive Officer from 1991 until September 1999.

 (4) Mr. Rossi's employment terminated on December 31, 2000.

 (5) Represents options to purchase 15,000 shares of our common stock at $5.63 per share, 250,000 shares of our common stock at $5.03 per share, 250,000 shares of our common stock at $7.03 per share and 250,000 shares of our common stock at $9.03 per share.

 (6) Represents options to purchase shares of our common stock at $2.61 per share.

 (7) Represents options to purchase shares of our common stock at $7.92 per share.

 (8) Represents options to purchase 5,000 shares of our common stock at $15.00 per share and 10,000 shares of our common stock at $8.75 per share.

 (9) Represents options to purchase 5,000 shares of our common stock at $3.11 per share and 18,500 shares of our common stock at $4.00 per share.

(10) Represents options to purchase 5,000 shares of our common stock at $15.00 per share.

(11) Represents options to purchase 12,500 shares of our common stock at $15.00 per share and 12,500 shares of our common stock at $8.75 per share.

(12) Represents options to purchase 50,000 shares of our common stock at $4.00 per share.

                       OPTION GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

     The following table shows information regarding options granted to the named executive officers during the year ended December 31, 2000, We have not granted any stock appreciation rights. None of the named executive officers exercised any stock options during fiscal 2000.

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                                                           ANNUAL RATES
                                           PERCENT OF                                     OF STOCK PRICE
                            NUMBER OF    TOTAL OPTIONS                                   APPRECIATION FOR
                            SECURITIES     GRANTED TO     EXERCISE OR                     OPTION TERM(6)
                            UNDERLYING    EMPLOYEES IN     BASE PRICE    EXPIRATION    ---------------------
NAME                        OPTIONS(1)   FISCAL YEAR(2)   ($/SH)(3)(4)    DATE(5)         5%          10%
----                        ----------   --------------   ------------   ----------    ---------   ---------
John A. Lack..............    15,000         *                5.63          2010
                             250,000      16.16%              5.03          2010
                             250,000      16.16%              7.03          2010
                             250,000      16.16%              9.03          2010
Stephen G. Maloney........        --        --                  --            --
Robert M. Unnold..........        --        --                  --            --
Michael P. Neuscheler.....   200,000      12.93%              7.92          2010
Alan Katzman..............     5,000         *               15.00          2010
                              10,000         *                8.75          2010
Richard Rutkowski.........     5,000         *               15.00          2010
Donald G. Rossi...........    12,500         *               15.00          2001(7)
                              12,500         *                8.75          2001(7)

---------------
 *  Less than one (1%) percent.

(1) All options were granted under our 1995 and 2000 Stock Incentive Plans. All options were incentive stock options that vest in either monthly installments after the initial annual period or in annual installments over either three of four years, subject to immediate vesting in the event of a change in control of our company.

(2) Based upon options to purchase an aggregate of 1,547,050 shares of our common stock granted to employees in 2000.

(3) Certain of these options resulted in deferred compensation that will be recognized over the vesting period.

(4) This figure represents the weighted average exercise price per share.

(5) The options have ten year terms, subject to earlier termination upon death, disability or termination of employment.

(6) We recommend caution in interpreting the financial significance of the figures representing the potential realizable value of the stock options. They are calculated by multiplying the number of options granted by the difference between a future hypothetical stock price and the option exercise price and are shown pursuant to rules of the SEC. They assume that the fair value of the common stock appreciates 5% or 10% each year based on the value at date of grant, compounded annually, for ten years (the term of each option). They are not intended to forecast possible future appreciation, if any, of our stock price or to establish a present value of options. Also, if appreciation does occur at the 5% or 10% per year rate, the amounts shown would not be realized by the recipients until the year 2010. Depending on inflation rates, these amounts may be significantly less in 2009, in real terms, than their value today.

(7) Mr. Rossi's employment terminated on December 31, 2000. All unvested options were immediately terminated and all vested options have terminated unexercised.

                        AGGREGATE YEAR-END OPTION VALUES
                              (DECEMBER 31, 2000)


                                                                                    VALUE OF UNEXERCISED
                                                 {NUMBER OF UNEXERCISED                 IN-THE-MONEY
                                             OPTIONS AT FISCAL YEAR-END(#)     OPTIONS AT FISCAL YEAR-END($)
                                             ------------------------------    ------------------------------
NAME                                         EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                                         ------------    --------------    ------------    --------------
John A. Lack...............................         --          750,000              --               --
Stephen G. Maloney.........................     17,500            7,500              --               --
Robert M. Unnold...........................     17,500            7,500              --               --
Michael P. Neuscheler......................     50,000          150,000              --               --
Alan Katzman...............................     12,500           26,000           1,780            2,670
Richard Rutkowski..........................     12,500           16,000           1,780            2,670
Donald G. Rossi............................     28,125           46,875              --               --


EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     We entered into an employment agreement with John A. Lack, our President and Chief Executive Officer, dated as of November 20, 2000. The agreement will expire on December 31, 2003 but will automatically renew for additional one-year periods unless we give notice of termination at least 90 days before the expiration of the term. Mr. Lack will receive an annual base salary of $300,000, subject to annual review by the Board of Directors. We paid Mr. Lack a one-time signing bonus of $50,000, and he is eligible to receive a bonus equal to 50% of his base salary upon our meeting certain agreed upon performance targets.

     We previously entered into an employment agreement with Stephen G. Maloney dated as of January 1, 1999 and amended as of September 1, 1999 for Mr. Maloney to serve as our President and Chief Executive Officer. This agreement was amended as of November 20, 2000 at which time Mr. Maloney became Chairman of the Board of Directors and Chief Strategist. Mr. Maloney subsequently entered into a new employment agreement effective January 1, 2001. This agreement will expire on December 31, 2003 but will automatically renew for additional one-year periods unless we give notice of termination at least 90 days before the expiration of the term. Pursuant to the agreement, Mr. Maloney will receive an annual salary of $300,000, subject to annual review by the Board of Directors.

     We entered into an employment agreement dated as of January 1, 1999 and amended as of September 1, 1999 and November 20, 2000 with Robert M. Unnold. Mr. Unnold served as our Chief Executive Officer until September 1999, and our Chairman of the Board of Directors from September 1999 until November 20, 2000 at which time he assumed the duties of Vice Chairman of the Board of Directors. The agreement will expire on December 31, 2001 but will automatically renew for additional one-year periods unless we give notice of termination at least 90 days before the expiration of the term. Pursuant to the agreement, Mr. Unnold will receive an annual salary of not less than $175,000.

     We entered into an employment agreement dated as of January 10, 2000 with Michael P. Neuscheler, our Executive Vice President and Chief Financial Officer. The agreement will expire on January 9, 2003 but will automatically renew for additional one-year periods unless we give notice of termination at least 90 days before the expiration of the term. Pursuant to the agreement, Mr. Neuscheler will receive an annual salary of not less than $150,000. If he meets certain performance goals, Mr. Neuscheler is entitled to receive incentive compensation of up to 50% of his base salary.

     Under the employment agreements with Messrs. Lack, Maloney, Unnold and Neuscheler, we have the right to terminate each agreement at any time and for any reason. If we do so without cause, or if any individual terminates his agreement for "good reason," however, we must continue to pay salary and benefits until the later of 18 months from the date of termination or the balance of the term. We are also obligated to pay a similar severance benefit upon the disability of each individual. We maintain separate key-man insurance policies of $2,000,000 for each of Messrs. Lack and Maloney.

     We entered into an employment agreement dated as of September 1, 2000 with Alan Katzman, our Vice President, Administration and General Counsel. The agreement will expire on September 1, 2002 but will automatically renew for additional one-year periods unless we give notice of termination at least 90 days before the expiration of the term. Pursuant to the agreement, Mr. Katzman will receive an annual salary of not less than $140,000. If he meets certain performance goals, Mr. Katzman is entitled to receive incentive compensation of up to 35% of his base salary. We have the right to terminate Mr. Katzman's employment agreement at any time and for any reason. If we do so without cause, or if Mr. Katzman terminates his agreement for "good reason," however, we must continue to pay salary and benefits until the later of 12 months from the date of termination or the balance of the term. We are also obligated to pay a similar severance benefit upon the disability of Mr. Katzman.

     We entered into an employment agreement dated as of December 21, 2000 with Wes Trager, our Chief Technology Officer. The agreement will expire on December 21, 2002 but will automatically renew for additional one-year periods unless we give notice of termination at least 90 days before the expiration of the term. Pursuant to his agreement, Mr. Trager will receive an annual salary of not less than $200,000. We paid Mr. Trager a one-time signing bonus of $25,000. If he meets certain performance goals, Mr. Trager is entitled to receive incentive compensation of up to 35% of his base salary. We have the right to terminate Mr. Trager's employment agreement at any time and for any reason. If we do so without cause, or if Mr. Trager terminates his agreement for "good reason," however, we must continue to pay salary and benefits for 6 months from the date of termination. We are also obligated to pay a similar severance benefit upon the disability of Mr. Trager.

     We entered into an employment agreement dated as of February 21, 2001 with John McMenamin, our Executive Vice President, Sales. The agreement will expire on February 21, 2003 but will automatically renew for additional one-year periods unless we give notice of termination at least 90 days before the expiration of the term. Pursuant to the agreement, Mr. McMenamin will receive an annual salary of not less than $250,000. We paid Mr. McMenamin a one-time signing bonus of $25,000. If he meets certain performance goals, Mr. McMenamin is entitled to receive incentive compensation of up to 50% of his base salary. We have the right to terminate Mr. McMenamin's employment agreement at any time and for any reason. If we do so without cause, or if Mr. McMenamin terminates his agreement for "good reason," however, we must continue to pay salary and benefits until the later of 12 months from the date of termination or the balance of the term. We are also obligated to pay a similar severance benefit upon the disability of Mr. McMenamin.

     We entered into an employment agreement dated as of April 3, 2001 with Glen Morgan, our Senior Vice President, Sales. The agreement will expire on April 3, 2003 but will automatically renew for additional one-year periods unless we give notice of termination at least 90 days before the expiration of the term. Pursuant to the agreement, Mr. Morgan will receive an annual salary of not less than $200,000. We paid Mr. Morgan a one-time signing bonus of $15,000. If he meets certain performance goals, Mr. Morgan is entitled to receive incentive compensation of up to 50% of his salary. We have the right to terminate Mr. Morgan's employment agreement at any time and for any reason. If we do so without cause, or if Mr. Morgan terminates his agreement for "good reason," however, we must continue to pay salary and benefits until the later of 12 months from the date of termination or the balance of the term. We are also obligated to pay a similar severance benefit upon the disability of Mr. Morgan.


     We entered into an employment agreement dated as of April 16, 2001 with Bryan McCann, our Senior Vice President, Products and Services. The agreement will expire on April 16, 2003 but will automatically renew for additional one-year periods unless we give notice of termination at least 90 days before the expiration of the term. Pursuant to the agreement, Mr. McMann will receive an annual salary of not less than $200,000. We paid Mr. McMann a one-time signing bonus of $50,000. If he meets certain performance goals, Mr. McMann is entitled to receive incentive compensation of up to 50% of his salary. We have the right to terminate Mr. McMann's employment agreement at any time and for any reason. If we do so without cause, or if Mr. McMann terminates his agreement for "good reason," however, we must continue to pay salary and benefits until the later of 12 months from the date of termination or the balance of the term. We are also obligated to pay a similar severance benefit upon the disability of Mr. McMann.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Christino, Dale, Grimes and Maloney served as members of our Compensation Committee during fiscal 2000. None of our executive officers has served as a member of the compensation committee, or other committee serving an equivalent function, of any other entity, whose executive officers served as a director of or a member of our Compensation Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     GENERAL. The Compensation Committee of the Board is responsible for determining and administering our compensation policies for the remuneration of our executive officers. The Compensation Committee annually evaluates individual and corporate performance from both a short-term and long-term perspective.

     SALARIES. The policy is to provide salaries (i) that are approximately at the median of the salaries paid to similar executive officers in similar companies, adjusted in the Compensation Committee's or the Board of Director's subjective judgment to reflect differences in duties of the officers and differences in the size and stage of development of the companies, in order to attract and retain qualified executives and (ii) that compensate individual employees for their individual contributions and performance. The Compensation Committee or the Board of Directors determines comparable salaries paid by other companies similar to us through its subjective evaluation of its members' knowledge of salaries paid by other companies, any studies conducted about our industry, salary requests of individuals interviewed by us for open positions and recommendations of management. The Compensation Committee or the Board of Directors subjectively evaluates this information and our financial resources and prospects to determine the salary and severance arrangements for an executive officer.

     COMPONENTS OF EXECUTIVE COMPENSATION. Historically, our executive employees have received cash-based and equity-based compensation.

     Cash-Based Compensation. Base salary represents the primary cash component of an executive employee's compensation and is determined by evaluating the responsibilities associated with an employee's position and the employee's overall level of experience. In addition, the Compensation Committee, in its discretion, may award bonuses. The Compensation Committee and the Board of Directors believe that our management and employees are best motivated through stock option awards and cash incentives.

     Equity-Based Compensation. Equity-based compensation principally has been in the form of stock options. The Compensation Committee and the Board of Directors believe that stock options represent an important component of a well-balanced compensation program. Because stock option awards provide value only in the event of share price appreciation, stock options enhance management's focus on maximizing long-term stockholder value and thus provide a direct relationship between an executive's compensation and the stockholders' interests. No specific formula is used to determine stock option awards for an employee. Rather, individual award levels are based upon the subjective evaluation of each employee's overall past and expected future contributions to our success. Stock options granted from time to time to our executive employees, including the Named Executive Officers, under our Incentive Stock Plans generally provide for acceleration of vesting in the event of a change in control of our company.

     EMPLOYMENT AGREEMENTS AND MISCELLANEOUS PERSONAL BENEFITS. The Compensation Committee's and the Board of Director's policy has been to have employment agreements with certain of its executive officers to provide them with specified minimum positions, periods of employment, salaries, fringe benefits and severance benefits. These benefits are intended to permit the executive officer to focus his attention on performing his duties, rather than on the security of his employment, and to provide the officer with benefits deemed by the Compensation Committee or the Board to be suitable for the executive's office.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The philosophy, factors and criteria of the Compensation Committee and the Board generally applicable to our officers are also applicable to the Chief Executive Officer. Mr. Lack, our President and Chief Executive Officer since November 20, 2000, agreed to receive a base salary of $300,000, together with a bonus, benefits and key-man life insurance.

                                          COMPENSATION COMMITTEE

                                          STEPHEN G. MALONEY
                                          J. WILLIAM GRIMES
                                          KERRY J. DALE
                                          DONALD F. CHRISTINO

                         REPORT OF THE AUDIT COMMITTEE

     The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2000.

     The Audit Committee has reviewed and discussed our audited financial statements with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from us and our related entities, has considered the compatibility of nonaudit services with the auditors' independence and discussed with PricewaterhouseCoopers LLP their independence from us.

     The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix C to this proxy statement. Each of the members of the Audit Committee qualifies as an "independent" director under the current listing standards of the National Association of Securities Dealers.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                          AUDIT COMMITTEE

                                          JAMES A. JOHNSON
                                          W. PETER DANIELS
                                          KERRY J. DALE

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The following Performance Graph compares our performance with that of the Nasdaq Stock Market -- Computer Index and the Nasdaq Stock
Market -- Telecommunications Index, each of which is a published industry index. The comparison of the cumulative total return to stockholders for each of the periods assumes that $100 was invested on April 6, 2000 (the effective date our common stock was registered under the Securities Exchange Act of 1934, as amended), in our common stock and in the Nasdaq Stock -- Computer Index and the Nasdaq Stock Market -- Telecommunications Index and that all dividends were reinvested.

    COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT SINCE APRIL 6, 2000 [LINE GRAPH]

                                                                                     NASDAQ
                                                        I3 MOBILE           TELECOMMUNICATIONS STOCKS     NASDAQ COMPUTER INDEX
                                                        ---------           -------------------------     ---------------------
4/6/00                                                   100.00                      100.00                      100.00
Apr-00                                                   117.19                       88.37                       90.72
May-00                                                    49.22                       74.90                       79.52
Jun-00                                                   114.84                       86.41                       94.34
Jul-00                                                    82.81                       79.53                       90.31
Aug-00                                                    56.63                       82.52                      101.83
Sep-00                                                    42.19                       72.44                       85.47
Oct-00                                                    34.00                       61.94                       75.40
Nov-00                                                    25.00                       45.98                       59.55
Dec-00                                                    25.00                       45.99                       52.12

     Our closing price on December 29, 2000, the last trading day of fiscal 2000, was $4.00 per share.

                                 OTHER MATTERS

     The Board knows of no other matters which are likely to be brought before the meeting. If, however, any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes shall vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the form of proxy.

     Our Annual Report, including certain financial statements, consisting of our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, is being mailed concurrently with this proxy statement to all persons who were holders of record of common stock at the close of business on March 30, 2001, which is the record date for voting purposes.

     Upon the written request of any stockholder, we will provide, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2000. Written requests for such report should be directed to our General Counsel, 181 Harbor Drive, Stamford, Connecticut 06902.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholders who wish to present proposals at the 2002 annual meeting of stockholders and who wish to have their proposals presented in the proxy statement distributed by the Board in connection with such annual meeting must submit their proposals in writing, to the attention of our General Counsel, on or before November 30, 2001.

                                          By Order of the Board of Directors

                                          ALAN KATZMAN
                                          Secretary

Stamford, Connecticut

April 19, 2001

                                   APPENDIX A


                            CERTIFICATE OF AMENDMENT
                                       TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                i3 MOBILE, INC.

                            ------------------------

                    PURSUANT TO SECTIONS 228 AND 242 OF THE
                        DELAWARE GENERAL CORPORATION LAW

                            ------------------------

     i3 MOBILE, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law, hereby certifies:

     1. The Certificate of Incorporation of the Corporation shall be amended as follows:

     An Article TENTH shall be added to the Corporation's Certificate of Incorporation which shall read in its entirety as follows:

     TENTH. (1) The number of directors constituting the entire Board of Directors shall be fixed from time to time exclusively by resolution passed by a majority of the whole Board of Directors, which shall in no event cause the term of any incumbent director to be shortened or cause a decrease in the number of classes of directors except as required by law. The Board of Directors shall be divided into three classes, designated Classes I, II and III, with three (3) directors in each class. Initially, directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders in 2002, directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders in 2003, and directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders in 2004. At each annual meeting of stockholders following the initial classification and election, the respective successors of each class shall be elected for three-year terms.

     (2) Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the vote of the Board of Directors; and if the number of directors then in office is less than a quorum, then newly-created directorships and vacancies shall be filled by the vote of a majority of the remaining directors then in office. When the Board of Directors fills a vacancy, the director chosen to fill the vacancy shall be of the same class as the director he or she succeeds and shall hold office for the term of a director or that class and until his or her successor shall have been elected and qualified.

     (3) In addition to any requirements of law and any other provisions of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation), the affirmative vote of the holders of 66 2/3% or more of the combined voting power of the then outstanding shares of all classes and series of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article TENTH of the Certificate of Incorporation. Subject to the foregoing provisions of this Article TENTH, the Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation.

     2. The Board of Directors of the Corporation duly adopted a resolution setting forth the amendment set forth above, declaring its advisability and directing that the amendment be considered at the next annual meeting of the stockholders of the Corporation entitled to vote in respect thereof. The amendment has been duly adopted by vote of the holders of a majority of the outstanding stock entitled to vote thereon and a majority of outstanding stock of each class entitled to vote thereon as class, in accordance with Section 242(b) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on May 23, 2001.


                                          i3 MOBILE, INC.


                                          By:
                                          --------------------------------------
                                            John A. Lack
                                            President and Chief Executive
                                              Officer

                                   APPENDIX B


                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee of the Board of Directors shall be comprised of three directors who are independent of management of i3 Mobile, Inc. (the "Company"). All Audit Committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to the oversight and monitoring of corporate accounting and reporting practices of the Company, as well as the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.

FREQUENCY OF MEETINGS

     The Audit Committee will meet at least four times each year or more frequently as deemed necessary to perform its required duties. The Audit Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

RESPONSIBILITIES

     The Audit Committee believes its policies and procedures should remain flexible, in order to best assist the Board in fulfilling its oversight responsibilities reviewing: (1) financial reporting functions and related financial information that will be provided to the stockholders and others, (2) the Company's external and internal audit processes, and (3) systems of internal control and compliance.

DUTIES OF THE AUDIT COMMITTEE

     In carrying out these responsibilities, the Audit Committee will be responsible for:

  A. Financial Reporting and Related Financial Information

     - For as long as the Company becomes a publicly held company subject to the reporting requirements under the Exchange Act of 1934, as amended, review the quarterly financial statements and related Management's Discussion and Analysis ("MD&A") with financial management and the independent auditors prior to the filing of the Form 10-Q to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Audit Committee by the auditors. The Chairman of the Audit Committee, if one is designated, may represent the entire Audit Committee for purposes of this review.

     - For as long as the Company becomes a publicly held company subject to the reporting requirements under the Exchange Act of 1934, as amended, review the financial statements, auditor's opinion and MD&A contained in the annual report to stockholders prior to the filing of the Form 10-K with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statement to be presented to the stockholders.

     - Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Audit Committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.


  External and Internal Audit Processes


     - Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

     - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company.

     - Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the stockholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

     - Meet with the independent auditors and financial management of the Company to review and approve the scope of the proposed audit and timely quarterly reviews for the current year, the procedures to be utilized and the independent auditor's compensation (including fees for non-audit services).

     - Review, at the conclusion of the annual audit and quarterly reviews, the independent auditors' summary of significant accounting, auditing and internal control issues identified, along with recommendations and management's corrective action plans (management letter). Such review should also address any significant changes to the original audit plan and any serious disputes with management during the audit or review. Management should notify the Audit Committee when it seeks a second opinion on a significant accounting issue.

     - On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1:
       Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take appropriate action to ensure the continuing independence of the auditors.

     - Review and concur with management's appointment, termination, or replacement of the director of internal audit.

     - Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

     - Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

     - Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meeting are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

  Internal Control and Compliance

     - Review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

     - Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.


  Reporting by the Audit Committee and Other Matters


     - Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions.

     - Minutes of all meeting will be maintained and approved by the Audit Committee and shall be submitted to the Board of Directors for discussion.

     - Review accounting and financial human resources and succession planning within the Company.

     - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     - Obtain the full Board of Directors' approval of this Charter and review and reassess this Charter as conditions dictate at least annually.

                                   APPENDIX C


               I3 MOBILE, INC. 2000 AMENDED STOCK INCENTIVE PLAN
                       (AMENDED PROVISIONS IN BOLD TYPE)

1. ESTABLISHMENT, PURPOSE AND TYPES OF AWARDS

     i3 Mobile, Inc. hereby establishes the i3 Mobile, Inc. 2000 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of i3 Mobile, Inc. (the "Corporation") by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation and (ii) enabling the Corporation to attract, retain and reward the best-available persons for positions of substantial responsibility.

     The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards or any combination of the foregoing.

2. DEFINITIONS

     Under this Plan, except where the context otherwise indicates, the following definitions apply:

     (a) "Affiliate" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Corporation (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

     (b) "Award" shall mean any stock option, stock appreciation right, stock award, phantom stock award or performance award.

     (c) "Board" shall mean the Board of Directors of the Corporation.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     (e) "Common Stock" shall mean shares of common stock of the Corporation, par value $0.01 per share.

     (f) "Fair Market Value" shall mean, with respect to a share of the Corporation's Common Stock for any purpose on a particular date, the value determined by the Administrator in good faith. However, if the Common Stock is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, "Fair Market Value" shall mean, as applicable, either (i) the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator's discretion, quoted on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; (ii) the last sale price on the relevant date quoted on the Nasdaq SmallCap Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator's discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. For all purposes under this Plan, the term "relevant date" as used in this Section 2.1(f) shall mean either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator's discretion.

     (g) "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

     (h) "Parent" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of "parent corporation" provided in Code section 424(e), or any successor thereto.

     (i) "Subsidiary" and "subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor thereto.

3. ADMINISTRATION


     (a) Administration of the Plan.   The Plan shall be administered by the
Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "Administrator").

     (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

     The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which, Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided, however, that, except as provided in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

     The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

     (c) Non-Uniform Determinations. The Administrator's determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

     (d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

     (e) Indemnification. To the maximum extent permitted by law and by the Corporation's charter and bylaws, the members of the Administrator shall be indemnified by the Corporation in respect of all their activities under the Plan.

     (f) Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee of the Corporation, and their respective successors in interest.

4. SHARES AVAILABLE FOR THE PLAN; MAXIMUM AWARDS

     Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 2,865,645 of Common Stock. The Corporation shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Corporation in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Corporation in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

     Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Corporation to any one individual shall be limited to 750,000. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.


5. PARTICIPATION


     Participation in the Plan shall be open to all employees, consultants, officers and directors of the Corporation, or of any Affiliate of the Corporation, as may be selected by the Administrator from time to time.

6. AWARDS

     The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

     (a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value on the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

     (b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of
(i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Corporation of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If, upon settlement of the exercise of an SAR, a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment, and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

     (c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

     (d) Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("phantom stock") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation's assets. An Award of phantom stock may be settled in Common Stock, in cash or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

     (e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Corporation's or an Affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit or the Corporation or an Affiliate as a whole, over such performance period as the Administrator may designate.


7. MISCELLANEOUS


     (a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Corporation or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Corporation or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Corporation or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

     (b) Loans. The Corporation or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

     (c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

     (d) Adjustments; Business Combinations.

     (i) Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock of the Corporation, (A) the maximum number of shares reserved for issuance or with respect to which Awards may be granted under the Plan, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event, unless the Administrator determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

     (ii) In the event of any other changes affecting the Corporation, the capitalization of the Corporation or the Common Stock of the Corporation by reason of any spin-off, split-up, dividend, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator, in its discretion and without the consent of holders of Awards, shall make: (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, as provided in Section 4 of the Plan, and to the number, kind and price of shares covered by outstanding Awards; and (B) any other adjustments in outstanding Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in shares of Common Stock or other securities of the Corporation or of any other entity, or in any other matters which relate to Awards as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

     (iii) The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     (e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for Awards held by employees or directors of entities who become or are about to become employees or directors of the Corporation or an Affiliate as the result of a merger or consolidation of the employing entity with the Corporation or an Affiliate, or the acquisition by the Corporation or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

     (f) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time.

     (g) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Corporation or shall interfere in any way with the right of the Corporation to terminate such service at any time.

     (h) Compliance with Securities Laws. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal or state securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful.

     (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

     (j) Governing Law. The validity, construction and effect of the Plan, Grant Agreements entered into pursuant to the Plan and any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of Delaware, without regard to its conflict of laws principles.

     (k) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan was adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.


Date Approved by the Board: February 9, 2000


Date Approved by the Stockholders: February 9, 2000
                                i3 MOBILE, INC.
                                181 HARBOR DRIVE
                          STAMFORD, CONNECTICUT 06902

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

    The undersigned hereby appoints John A. Lack and/or Stephen G. Maloney as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the common stock of i3 Mobile, Inc. held of record by the undersigned on March 30, 2001, at the Annual Meeting of Stockholders to be held on May 23, 2001 or at any adjournment thereof.

1. Approval of the proposed amendment to the Certificate of Incorporation to provide for a classified Board of Directors.

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

2. Election of the following individuals as directors: Robert M. Unnold, Donald Ohlmeyer and W. Peter Daniels to serve as Class I directors until the Annual Meeting of Stockholders in 2002, Matthew J. Stover and James A. Johnson to serve as Class II directors until the Annual Meeting of Stockholders in 2003 and John
A. Lack, Stephen G. Maloney and J. William Grimes to serve as Class III directors until the Annual Meeting of Stockholders in 2004.

[ ] FOR all eight nominees listed (except as marked to the contrary above)
[ ] WITHHOLD AUTHORITY

          (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY OF THE NOMINEES, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

3. Approval of the proposed amendment to the i3 Mobile, Inc. 2000 Stock Incentive Plan.

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

4. Ratification of the appointment of PricewaterhouseCoopers LLP as i3 Mobile, Inc.'s independent auditors for the fiscal year ending December 31, 2001.

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR each of the four proposals.
                  (continued, and to be signed, on other side)

                          (continued from other side)


    Receipt of Notice of Annual Meeting of Stockholders and Proxy Statement dated April 19, 2001 is hereby acknowledged.



PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE OR DELIVER TO: American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10005. Facsimile copies of the proxy, properly completed and duly executed, will be accepted at (718) 921-8323. If you have any questions, please call American Stock Transfer & Trust Company at (212) 936-5100.


                                           DATED:                         , 2001
                                                ---------------------------

                                           SIGNATURE:
                                           -------------------------------------

                                           SIGNATURE IF HELD JOINTLY:
                                                                     -----------

                                           Please sign exactly as name appears
                                           hereon. When shares are held by joint
                                           tenants, both should sign. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If a
                                           corporation, please sign in full
                                           corporate name by President or other
                                           authorized officer. If a partnership,
                                           please sign in partnership name by
                                           authorized person.